Exhibit 99

TAX INFORMATION
2006
This booklet contains tax information relevant to ownership of
Units of Sabine Royalty Trust and should be retained.

SABINE ROYALTY TRUST
February 12, 2007
To Unit Holders:
     This booklet provides 2006 tax information which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the “Trust”). Each Unit holder is encouraged to read the entire booklet very carefully.
     The material included in this booklet enables you to compute the information to be included in your Federal and state income tax returns. This booklet is the only information source for Unit holders to determine their share of the items of income and expense of the Trust for the entire 2006 calendar year. Unit holders should retain this booklet as part of their tax records.
     You may have recently received a 2006 Form 1099DIV from Mellon Investor Services reporting distributions paid by Sabine Royalty Trust. A review of our records shows that this tax form was erroneously sent to you. We have corrected our records and you should have received a 2006 Form 1099MISC reflecting the correct reportable income. This 1099MISC is for informational purposes only and should be only used to compare your cash distributions received.
     The material herein is not intended and should not be construed as professional tax or legal advice. Each Unit holder should consult the Unit holder’s own tax advisor regarding all tax compliance matters relating to the Units.
     This year’s tax booklet contains additional schedules designed to assist you or your tax advisor in calculating the information to be included in your Federal income tax returns. Those schedules are included on pages 20 through 21. We have also consolidated some of the historical depletion information that is no longer applicable.
Very truly yours,
Sabine Royalty Trust,
By Bank of America, N.A., Trustee
1-800-365-6541

SABINE ROYALTY TRUST

SABINE ROYALTY TRUST
2006 TAX INFORMATION
Reading the Income and Expense Schedules
     The accompanying income and expense schedules reflect tax information attributable to Sabine Royalty Trust (the “Trust”) for 2006. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 29, 2006, which is the last distribution payment date for 2006, and separate noncumulative schedules for the months of January through December 2006 are included. Separate depletion schedules are enclosed which provide the necessary information for Unit holders to compute cost depletion with respect to their interests in the Trust.
Identifying Which Income and Expense Schedules to Use
     Pursuant to the terms of the Trust agreement and the escrow agreement, the Trust receives income and incurs expenses only on Monthly Record Dates. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 4.
     The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year-end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 15, 2006 and who still owned only those Units on December 15, 2006 must use each of the separate monthly schedules for June through December 2006 (located on pages 13-19), and Depletion Schedule I (located on page 22) for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 17, 2006 and who continued to own only those Units on December 15, 2006, must use only the cumulative schedule for calendar year 2006 (located on page 7) and Depletion Schedule III (located on page 23), as appropriate.
Applying the Data From the Income and Expense Schedules
     The tax data, other than depletion, specifically applicable to a Unit holder may be determined by multiplying the appropriate decimal fractions times the number of Units owned. Unit holders who must use the separate monthly income and expense schedules should combine the individual income and expense factors from the monthly schedules for each month during which the Units were owned on a Monthly Record Date. For a worksheet approach to computing these decimal fractions, see the Supplement to Tax Computation Worksheet on page 6.
Computing Depletion
     Depletion schedules are included which provide information for Unit holders to compute cost depletion deductions with respect to their interests in the Trust. To compute depletion for any taxable period, Unit holders should multiply the depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s) as reduced by the cost depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units. A factor for percentage depletion is not included, as cost depletion exceeded the percentage depletion calculated.
(SRT 2006 TAX)

     As discussed at page A-2 in the back portion of this booklet, the composite depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the depletion factors permits the presentation of a single depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices which occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive depletion computations are included herein reflecting the composite depletion factors required to compute depletion for Units acquired in 1986.
     The proper depletion schedule to use in computing 2006 depletion depends on the date when the Units were acquired, as described below. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.
     Unit holders who acquired Units before 2006 use Depletion Schedule III (located on page 23). The Federal depletion factors in Depletion Schedule III are presented on a cumulative basis for 2006. Depletion Schedule III contains no state-specific depletion factors.
     Unit holders should refer to Schedule II (located on page 22) for the state-specific depletion factors. Unit holders who acquired Units in 2006 use Depletion Schedule I (located on page 22). The Federal depletion factors in Depletion Schedule I are presented on a cumulative and noncumulative basis for 2006. Depletion Schedule I contains no state-specific depletion factors. Unit holders should refer to Schedule II (located on page 22) for the state-specific depletion factors.
     Depletion Schedule II contains state-specific depletion factors, which are presented on a noncumulative basis for all years. These factors are appropriate for use in calculating the 2006 depletion allowance for Units purchased in all years. You may calculate state depletion by either (a) calculating the amount of state depletion for each month and adding together the monthly depletion amounts or (b) adding together the applicable monthly depletion factors for the relevant state to create a composite depletion factor for such state and multiplying that factor by the adjusted basis of your Units. Both methods should produce the same result.
Sale or Exchange of Units
     A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.
Classification of Investment
     Tax reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as “passive,” “active” or “portfolio” in nature. An explanation of the application of these rules to the items of income and expense reported by the Trust are contained on page A-1 in the back portion of this booklet.
Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”) are subject to special tax rules with respect to their investments in the Trust. These rules are outlined beginning on page A-3 in the back portion of this booklet.
Unrelated Business Taxable Income
     Certain organizations that are generally exempt from federal income tax under Internal Revenue Code Section 501 are subject to federal income tax on certain types of business income defined in
(SRT 2006 TAX)

Section 512 as unrelated business taxable income (“UBTI”). The income of the Trust as to any tax-exempt organization should not be UBTI so long as the Trust units are not “debt-financed property” within the meaning of Section 514(b) of the Internal Revenue Code. In general, a Trust Unit would be debt-financed if the Trust incurs debt or if the tax-exempt organization that is a Trust Unit holder incurs debt to acquire a Trust Unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the Trust Unit had not been acquired. A real property exception applies to the debt-financed property rules for certain types of exempt organizations. Consult your tax advisor if applicable.
Backup Withholding
     Unit holders, other than Foreign Taxpayers, who have had amounts withheld in 2006 pursuant to the Federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total Federal income tax withheld from distributions. Unlike other Forms 1099 that you may receive, the amount reported on the Form 1099-MISC received from the Trust should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules included herein. The Federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any Federal income tax liability. Individual Unit holders should include the amount of backup withholding in the Payment section of the Unit holder’s 2006 Form 1040. For a further discussion of backup withholding, see page A-4 in the back portion of this booklet. For amounts withheld from Foreign Taxpayers, see page A-3 in the back portion of this booklet.
State Income Tax
     Since the Trust holds royalty interests and receives income that is attributable to various states, Unit holders may be obligated to file a return and may have a tax liability in states in addition to their state of residence. The accompanying schedules have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State income tax matters are more fully discussed on pages A-4 to A-5 in the back portion of this booklet.
(SRT 2006 TAX)

Table of 2006 Monthly Record Dates and Cash Distributions Per Unit
     Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 2006. The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the Federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

		Distribution
Monthly Record Date	Date Payable	Per Unit
January 17, 2006	January 31, 2006	0.41419
February 15, 2006	February 28, 2006	0.43431
March 15, 2006	March 29, 2006	0.28242
April 17, 2006	April 28, 2006	0.48123
May 15, 2006	May 30, 2006	0.24292
June 15, 2006	June 29, 2006	0.34031
July 17, 2006	July 31, 2006	0.37996
August 15, 2006	August 29, 2006	0.34502
September 15, 2006	September 29, 2006	0.38496
October 16, 2006	October 30, 2006	0.27953
November 15, 2005	November 29, 2006	0.46741
December 15, 2006	December 29, 2006	0.18446
(SRT 2006 TAX)

SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2006
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

	A		B		C
Income/Expense
Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2006 Form 1040 (Note 3)
Gross Royalty Income		×		=		Line 4, Part I, Schedule E

Severance Tax		×		=		Line 16, Part I, Schedule E

Interest Income		×		=		Line 1, Part I, Schedule B

Administrative Expense		×		=		Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

Cost Depletion
		Allowable in Prior		Adjusted Basis for		Appropriate 2006
		Calendar Years		Cost Depletion		Cost Depletion Factor
Original Basis		(Note 5)		Purposes		(Note 4)		2006 Cost Depletion*
	—		=		×		=

* Reflect cost depletion on 2006 Form 1040, line 20, Part 1, Schedule E (Note 3).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Where to Reflect on
Net Sales		Adjusted Basis		Gain	2006 Form 1040
Price		(Note 6)		(Loss)	(Note 3)
Form 4797
	—		=		Part III, Lines 19-24
an Schedule D

Notes

(1)	In order to correctly calculate total income and expense to be reported on your 2006 Federal and, if applicable, state income tax returns as different factors apply depending on when Units were acquired, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired at different times. If more than one Tax Computation Worksheet is required, then the separate amounts from each Tax Computation Worksheet should be added together and those aggregate numbers reported on your 2006 income tax returns.

(2)	If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 17, 2006 through December 15, 2006, then the amounts reflected on the cumulative schedule for 2006 (located on page 7) should be used to complete Part I. If any Units were held of record for only part of the period defined above, the Supplement to Tax Computation Worksheet on page 6 should be used to derive the income and expense factors to be inserted in column B.

(3)	The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. See Sample Tax Forms on pages 24-27. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. See “Sale or Exchange of Units” on page A-4 for a discussion of the tax consequences resulting from the sale of a Unit.

(4)	The appropriate depletion schedule(s) to be utilized depends on when the Units were acquired. See “Computing Depletion” on pages 1 and 2 to determine the proper schedule(s) to be used.

(5)	Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet Depletion schedules contained in Sabine Royalty Trust Tax Information Booklet(s) from prior years should be used to determine the appropriate cost depletion amount(s) allowable in prior calendar years.

(6)	The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).
(SRT 2006 TAX)

SABINE ROYALTY TRUST
SUPPLEMENT TO TAX COMPUTATION WORKSHEET
2006
FOR UNITS HELD FOR ONLY PART OF THE YEAR
     This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 17, 2006 through December 15, 2006. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet—Part I (located on page 5), under the heading entitled “Income/Expense Per Unit from Appropriate Schedule(s).” In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the supplemental schedules (pages 20-21) for each month during which the Units were owned on a Monthly Record Date. (See page 4 for a list of Monthly Record Dates).

Calculated
	MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE												Factor
	January	February	March	April	May	June	July	August	September	October	November	December	Per Unit*
Gross Royalty Income

Severance Tax

Interest Income

Administrative Expense

*	This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 5.
(SRT 2006 TAX)

Cumulative 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.038899	$.002796	$.036103	$ *	$.001225
Louisiana	.142089	.008196	.133893	*	.004310
Mississippi	.192284	.015585	.176699	*	.006056
New Mexico	.362057	.049261	.312796	*	.010985
Oklahoma	.901404	.119366	.782038	*	.027736
Texas	3.096692	.181619	2.915073	.024294	.093858

TOTAL	$4.733425	$.376823	$4.356602	$.024294	$.144170

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$4.356602
2. Interest Income	.024294
3. Administrative Expense	(.144170)

4. Cash Distribution Per Unit**	$4.236726

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For January 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000367	$.000035	$.000332	$ *	$.000008
Louisiana	.017947	.000822	.017125	*	.000393
Mississippi	.019326	.001472	.017854	*	.000423
New Mexico	.033700	.003973	.029727	*	.000738
Oklahoma	.090246	.011194	.079052	*	.001977
Texas	.304347	.025852	.278495	.001814	.006667

TOTAL	$.465933	$.043348	$.422585	$.001814	$.010206

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.422585
2. Interest Income*	.001814
3. Administrative Expense	(.010206)

4. Cash Distribution Per Unit**	$.414193

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For February 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.005198	$.000366	$.004832	$ *	$.000132
Louisiana	.015877	.000698	.015179	*	.000404
Mississippi	.024475	.001910	.022565	*	.000623
New Mexico	.041264	.005840	.035424	*	.001050
Oklahoma	.110122	.014634	.095488	*	.002803
Texas	.291047	.019923	.271124	.002118	.007407

TOTAL	$.487983	$.043371	$.444612	$.002118	$.012419

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.444612
2. Interest Income*	.002118
3. Administrative Expense	(.012419)

4. Cash Distribution Per Unit**	$.434311

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For March 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000857	$.000041	$.000816	$ *	$.000038
Louisiana	.010871	.000376	.010495	*	.000483
Mississippi	.019490	.000910	.018580	*	.000866
New Mexico	.025246	.003396	.021850	*	.001121
Oklahoma	.071343	.009787	.061556	*	.003169
Texas	.193577	.012001	.181576	.001822	.008598

TOTAL	$.321384	$.026511	$.294873	$.001822	$.014275

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.294873
2. Interest Income*	.001822
3. Administrative Expense	(.014275)

4. Cash Distribution Per Unit**	$.282420

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For April 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.006129	$.000465	$.005664	$ *	$.000152
Louisiana	.021679	.001134	.020545	*	.000539
Mississippi	.021709	.001590	.020119	*	.000540
New Mexico	.037977	.005306	.032671	*	.000945
Oklahoma	.101830	.013396	.088434	*	.002533
Texas	.340183	.015142	.325041	.001924	.008460

TOTAL	$.529507	$.037033	$.492474	$.001924	$.013169

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.492474
2. Interest Income	.001924
5. Administrative Expense	(.013169)

6. Cash Distribution Per Unit**	$.481229

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For May 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.002399	$.000179	$.002220	$ *	$.000098
Louisiana	.007893	.000509	.007384	*	.000324
Mississippi	.014294	.001247	.013047	*	.000586
New Mexico	.019341	.002617	.016724	*	.000793
Oklahoma	.060645	.008358	.052287	*	.002486
Texas	.167503	.007213	.160290	.002121	.006865

TOTAL	$.272075	$.020123	$.251952	$.002121	$.011152

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.251952
2. Interest Income	.002121
3. Administrative Expense	(.011152)

4. Cash Distribution Per Unit**	$.242921

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For June 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.003648	$.000273	$.003375	$ *	$.000168
Louisiana	.008977	.000538	.008439	*	.000412
Mississippi	.014249	.001326	.012923	*	.000655
New Mexico	.034067	.004542	.029525	*	.001565
Oklahoma	.077022	.009513	.067509	*	.003538
Texas	.248939	.014325	.234614	.001701	.011437

TOTAL	$.386902	$.030517	$.356385	$.001701	$.017775

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.356385
2. Interest Income	.001701
3. Administrative Expense	(.017775)

4. Cash Distribution Per Unit**	$.340311

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For July 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.002413	$.000161	$.002252	$ *	$.000057
Louisiana	.011898	.000647	.011251	*	.000282
Mississippi	.014714	.001249	.013465	*	.000348
New Mexico	.027868	.004188	.023680	*	.000660
Oklahoma	.071974	.010611	.061363	*	.001705
Texas	.288202	.012389	.275813	.002014	.006826

TOTAL	$.417069	$.029245	$.387824	$.002014	$.009878

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.387824
2. Interest Income	.002014
3. Administrative Expense	(.009878)

4. Cash Distribution Per Unit**	$0.379960

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For August 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.003534	$.000266	$.003268	$ *	$.000133
Louisiana	.011721	.000719	.011002	*	.000440
Mississippi	.013263	.001300	.011963	*	.000497
New Mexico	.026830	.003631	.023199	*	.001006
Oklahoma	.062886	.010306	.052580	*	.002359
Texas	.271870	.016528	.255342	.002297	.010197

TOTAL	$.390104	$.032750	$.357354	$.002297	$.014632

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.357354
2. Interest Income	.002297
3. Administrative Expense	(.014632)

4. Cash Distribution Per Unit**	$0.345019

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For September 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000606	$.000043	$.000563	$ *	$.000014
Louisiana	.007376	.000528	.006848	*	.000165
Mississippi	.015950	.001532	.014418	*	.000357
New Mexico	.034135	.004732	.029403	*	.000764
Oklahoma	.077528	.009793	.067735	*	.001735
Texas	.292169	.018706	.273463	.002103	.006539

TOTAL	$.427764	$.035334	$.392430	$.002103	$.009574

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.392430
2. Interest Income	.002103
3. Administrative Expense	(.009574)

4. Cash Distribution Per Unit**	$0.384959

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For October 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.006657	$.000483	$.006174	$ *	$.000227
Louisiana	.005954	.000505	.005449	*	.000203
Mississippi	.010938	.000875	.010063	*	.000373
New Mexico	.025025	.003280	.021745	*	.000854
Oklahoma	.053384	.007213	.046171	*	.001821
Texas	.210900	.012295	.198605	.001995	.007194

TOTAL	$.312858	$.024651	$.288207	$.001995	$.010672

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.288207
2. Interest Income	.001995
3. Administrative Expense	(.010672)

4. Cash Distribution Per Unit**	$.279530

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2006 TAX)

For November 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.005082	$.000300	$.004782	$ *	$.000094
Louisiana	.014080	.001102	.012978	*	.000261
Mississippi	.013472	.000951	.012521	*	.000250
New Mexico	.043357	.005473	.037884	*	.000804
Oklahoma	.085169	.009134	.076035	*	.001579
Texas	.348843	.018349	.330494	.002173	.006469

TOTAL	$.510003	$.035309	$.474694	$.002173	$.009457

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item		AMOUNT
1.	Total Net Royalty Payments	$.474694
2.	Interest Income	.002173
3.	Administrative Expense	(.009457)

4.	Cash Distribution Per Unit**	$.467410

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 2006 TAX)

For December 2006
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.002009	$.000184	$.001825	$ *	$.000104
Louisiana	.007816	.000618	.007198	*	.000404
Mississippi	.010404	.001223	.009181	*	.000538
New Mexico	.013247	.002283	.010964	*	.000685
Oklahoma	.039255	.005427	.033828	*	.002031
Texas	.139112	.008896	.130216	.002212	.007199

TOTAL	$.211843	$.018631	$.193212	$.002212	$.010961

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

	Item	AMOUNT
1.	Total Net Royalty Payments	$.193212
2.	Interest Income	.002212
3.	Administrative Expense	(.010961)

4.	Cash Distribution Per Unit**	$.184463

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 2006 TAX)

SABINE ROYALTY TRUST FEDERAL
Table I: 2006 Gross Royalty Income (Cumulative $  per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2006
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.465933	0.953916	1.275300	1.804807	2.076882	2.463784	2.880853	3.270957	3.698721	4.011579	4.521582	4.733425
February	—	0.487983	0.809367	1.338874	1.610949	1.997851	2.414920	2.805024	3.232788	3.545646	4.055649	4.267492
March	—	—	0.321384	0.850891	1.122966	1.509868	1.926937	2.317041	2.744805	3.057663	3.567666	3.779509
April	—	—	—	0.529507	0.801582	1.188484	1.605553	1.995657	2.423421	2.736279	3.246282	3.458125
May	—	—	—	—	0.272075	0.658977	1.076046	1.466150	1.893914	2.206772	2.716775	2.928618
June	—	—	—	—	—	0.386902	0.803971	1.194075	1.621839	1.934697	2.444700	2.656543
July	—	—	—	—	—	—	0.417069	0.807173	1.234937	1.547795	2.057798	2.269641
August	—	—	—	—	—	—	—	0.390104	0.817868	1.130726	1.640729	1.852572
September	—	—	—	—	—	—	—	—	0.427764	0.740622	1.250625	1.462468
October	—	—	—	—	—	—	—	—	—	0.312858	0.822861	1.034704
November	—	—	—	—	—	—	—	—	—	—	0.510003	0.721846
December	—	—	—	—	—	—	—	—	—	—	—	0.211843
Table II: 2006 Severance Tax (Cumulative $  per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2006
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.043348	0.086719	0.113230	0.150263	0.170386	0.200903	0.230148	0.262898	0.298232	0.322883	0.358192	0.376823
February	—	0.043371	0.069882	0.106915	0.127038	0.157555	0.186800	0.219550	0.254884	0.279535	0.314844	0.333475
March	—	—	0.026511	0.063544	0.083667	0.114184	0.143429	0.176179	0.211513	0.236164	0.271473	0.290104
April	—	—	—	0.037033	0.057156	0.087673	0.116918	0.149668	0.185002	0.209653	0.244962	0.263593
May	—	—	—	—	0.020123	0.050640	0.079885	0.112635	0.147969	0.172620	0.207929	0.226560
June	—	—	—	—	—	0.030517	0.059762	0.092512	0.127846	0.152497	0.187806	0.206437
July	—	—	—	—	—	—	0.029245	0.061995	0.097329	0.121980	0.157289	0.175920
August	—	—	—	—	—	—	—	0.032750	0.068084	0.092735	0.128044	0.146675
September	—	—	—	—	—	—	—	—	0.035334	0.059985	0.095294	0.113925
October	—	—	—	—	—	—	—	—	—	0.024651	0.059960	0.078591
November	—	—	—	—	—	—	—	—	—	—	0.035309	0.053940
December	—	—	—	—	—	—	—	—	—	—	—	0.018631

(SRT 2006 TAX)

SABINE ROYALTY TRUST FEDERAL
Table III: 2006 Interest Income (Cumulative $  per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2006
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.001814	0.003932	0.005754	0.007678	0.009799	0.011500	0.013514	0.015811	0.017914	0.019909	0.022082	0.024294
February	—	0.002118	0.003940	0.005864	0.007985	0.009686	0.011700	0.013997	0.016100	0.018095	0.020268	0.022480
March	—	—	0.001822	0.003746	0.005867	0.007568	0.009582	0.011879	0.013982	0.015977	0.018150	0.020362
April	—	—	—	0.001924	0.004045	0.005746	0.007760	0.010057	0.012160	0.014155	0.016328	0.018540
May	—	—	—	—	0.002121	0.003822	0.005836	0.008133	0.010236	0.012231	0.014404	0.016616
June	—	—	—	—	—	0.001701	0.003715	0.006012	0.008115	0.010110	0.012283	0.014495
July	—	—	—	—	—	—	0.002014	0.004311	0.006414	0.008409	0.010582	0.012794
August	—	—	—	—	—	—	—	0.002297	0.004400	0.006395	0.008568	0.010780
September	—	—	—	—	—	—	—	—	0.002103	0.004098	0.006271	0.008483
October	—	—	—	—	—	—	—	—	—	0.001995	0.004168	0.006380
November	—	—	—	—	—	—	—	—	—	—	0.002173	0.004385
December	—	—	—	—	—	—	—	—	—	—	—	0.002212
Table IV: 2006 Trust Administrative Expense (Cumulative $  per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2006
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.010206	0.022625	0.036900	0.050069	0.061221	0.078996	0.088874	0.103506	0.113080	0.123752	0.133209	0.144170
February	—	0.012419	0.026694	0.039863	0.051015	0.068790	0.078668	0.093300	0.102874	0.113546	0.123003	0.133964
March	—	—	0.014275	0.027444	0.038596	0.056371	0.066249	0.080881	0.090455	0.101127	0.110584	0.121545
April	—	—	—	0.013169	0.024321	0.042096	0.051974	0.066606	0.076180	0.086852	0.096309	0.107270
May	—	—	—	—	0.011152	0.028927	0.038805	0.053437	0.063011	0.073683	0.083140	0.094101
June	—	—	—	—	—	0.017775	0.027653	0.042285	0.051859	0.062531	0.071988	0.082949
July	—	—	—	—	—	—	0.009878	0.024510	0.034084	0.044756	0.054213	0.065174
August	—	—	—	—	—	—	—	0.014632	0.024206	0.034878	0.044335	0.055296
September	—	—	—	—	—	—	—	—	0.009574	0.020246	0.029703	0.040664
October	—	—	—	—	—	—	—	—	—	0.010672	0.020129	0.031090
November	—	—	—	—	—	—	—	—	—	—	0.009457	0.020418
December	—	—	—	—	—	—	—	—	—	—	—	0.010961

(SRT 2006 TAX)

SABINE ROYALTY TRUST
Depletion Schedule I
     The cumulative depletion factors reflected in Depletion Schedule I should be used to compute 2006 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 2006. This schedule should not be used to compute depletion for any other Units owned. (See accompanying information for computation instructions.)

FIRST MONTH IN WHICH
UNITS WERE OWNED
ON THE MONTHLY
RECORD DATE IN 2006	January	February	March	April	May	June	July	August	September	October	November	December
January	.011719	.023827	.032049	.046031	.053591	.064690	.077048	.089319	.103156	.112624	.126095	.134334
February	—	.012108	.020330	.034312	.041872	.052971	.065329	.077600	.091437	.100905	.114376	.122615
March	—	—	.008222	.022204	.029764	.040863	.053221	.065492	.079329	.088797	.102268	.110507
April	—	—	—	.013982	.021542	.032641	.044999	.057270	.071107	.080575	.094046	.102285
May	—	—	—	—	.007560	.018659	.031017	.043288	.057125	.066593	.080064	.088303
June	—	—	—	—	—	.011099	.023457	.035728	.049565	.059033	.072504	.080743
July	—	—	—	—	—	—	.012358	.024629	.038466	.047934	.061405	.069644
August	—	—	—	—	—	—	—	.012271	.026108	.035576	.049047	.057286
September	—	—	—	—	—	—	—	—	.013837	.023305	.036776	.045015
October	—	—	—	—	—	—	—	—	—	.009468	.022939	.031178
November	—	—	—	—	—	—	—	—	—	—	.013471	.021710
December	—	—	—	—	—	—	—	—	—	—	—	.008239
Depletion Schedule II
     The non-cumulative depletion factors reflected in Depletion Schedule II should be used to compute 2006 state depletion amounts attributable to Units purchased in any year. The applicable number to use is the number related to the last month in which Units were owned in 2006. (See accompanying information for computation instructions.) instructions.)

STATE DEPLETION
FACTORS	January	February	March	April	May	June	July	August	September	October	November	December
Florida	.000008	.000118	.000029	.000156	.000045	.000105	.000055	.000073	.000027	.000136	.000128	.000041
Louisiana	.000488	.000424	.000321	.000718	.000283	.000386	.000594	.000543	.000434	.000296	.000803	.000379
Mississippi	.000431	.000496	.000547	.000511	.000347	.000286	.000274	.000260	.000448	.000237	.000323	.000392
New Mexico	.000941	.000921	.000583	.000926	.000475	.000949	.000749	.000916	.000915	.000639	.000983	.000450
Oklahoma	.001866	.002185	.001577	.002442	.001563	.002091	.002006	.002317	.002495	.001597	.002151	.001394
Texas	.007985	.007964	.005165	.009229	.004847	.007282	.008680	.008162	.009518	.006563	.009083	.005583

TOTAL	.011719	.012108	.008222	.013982	.007560	.011099	.012358	.012271	.013837	.009468	.013471	.008239

(SRT 2006 TAX)

SABINE ROYALTY TRUST
DEPLETION SCHEDULE III
     The cumulative federal depletion factors reflected in Depletion Schedule III should be used to compute 2006 federal depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in the year stated. For depletion factors relating to the individual states, please contact the Sabine Royalty Trust. (See accompanying information for computation instructions.)

FOR A UNIT
ACQUIRED OF
RECORD DURING
THE YEAR OF:	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2006
	2006
	January	February	March	April	May	June	July	August	September	October	November	December
ORIGINAL DISTRIBUTION	.011798	.023919	.032295	.046191	.053820	.064737	.077163	.089267	.103341	.112825	.126046	.134470
1983	.011280	.022702	.030257	.043425	.050491	.060956	.073101	.084777	.098279	.107512	.120320	.128240
1984	.008566	.017231	.022958	.032965	.038325	.046257	.055498	.064362	.074617	.081634	.091374	.097396
1985	.010283	.020682	.027560	.039548	.045971	.055485	.066550	.077165	.089463	.097875	.109537	.116757

BEFORE MARCH 17,
1986	.008911	.017917	.023859	.034239	.039794	.048039	.057634	.066833	.077488	.084783	.094892	.101141

AFTER MARCH 17,
1986	.007483	.015044	.020034	.028747	.033408	.040330	.048379	.056099	.065039	.071159	.079645	.084888
1987	.009238	.018579	.024738	.035503	.041263	.049821	.059770	.069315	.080362	.087930	.098416	.104890
1988	.009680	.019490	.025963	.037267	.043332	.052331	.062759	.072793	.084387	.092326	.103324	.110114
1989	.009413	.018995	.025346	.036377	.042325	.051111	.061242	.071031	.082332	.090060	.100753	.107375
1990	.009102	.018370	.024500	.035166	.040911	.049420	.059209	.068684	.079599	.087073	.097423	.103813
1991	.008736	.017643	.023536	.033757	.039267	.047479	.056808	.065914	.076347	.083493	.093420	.099506
1992	.009649	.019532	.026098	.037406	.043559	.052693	.062979	.073100	.084671	.092562	.103504	.110227
1993	.009768	.019792	.026440	.037920	.044144	.053412	.063821	.074076	.085765	.093769	.104887	.111689
1994	.008979	.018240	.024388	.035024	.040793	.049341	.058950	.068417	.079193	.086592	.096865	.103161
1995	.009299	.018973	.025393	.036491	.042516	.051435	.061389	.071231	.082416	.090147	.100823	.107371
1996	.009064	.018545	.024858	.035716	.041665	.050443	.060141	.069828	.080782	.088321	.098732	.105115
1997	.011030	.022505	.030127	.043309	.050472	.061065	.072884	.084591	.097867	.107028	.119712	.127482
1998	.011489	.023439	.031447	.045160	.052641	.063625	.075887	.088027	.101842	.111330	.124480	.132598
1999	.011807	.023993	.032240	.046310	.053940	.065095	.077640	.090012	.104063	.113662	.127201	.135546
2000	.011713	.023834	.032132	.046062	.053653	.064682	.076997	.089170	.103061	.112525	.125847	.134137
2001	.011808	.024102	.032672	.046895	.054681	.065903	.078198	.090598	.104466	.113847	.127430	.135791
2002	.011736	.023945	.032248	.046339	.053965	.065171	.077506	.089848	.103686	.113195	.126739	.134992
2003	.011677	.023802	.032099	.046049	.053667	.064783	.077044	.089290	.103141	.112597	.125942	.134176
2004	.011694	.023788	.032009	.045956	.053500	.064555	.076875	.089081	.102897	.112361	.125769	.134007
2005	.011658	.023787	.032042	.046000	.053595	.064691	.076980	.089213	.103052	.112535	.125902	.134138

(SRT 2006 TAX)

SCHEDULE E Supplemental Income and Loss OMB No. 1545-0074 (Form 1040) (From rental real estate, royalties, partnerships, S corporations, estates, trusts, REMICs, etc.) Department of the Treasury Attachment Internal Revenue Service (99) Attach to Form 1040, 1040NR, or Form 1041. See Instructions for Schedule E (Form 1040). Sequence No. 13 Name(s) shown on return Your social security number
Part I Income or Loss From Rental Real Estate and Royalties Note. If you are in the business of renting personal property, use
Schedule C or C-EZ (see page E-3). Report farm rental income or loss from Form 4835 on page 2, line 40.
1 List the type and location of each rental real estate property: 2 For each rental real estate property Yes No listed on line 1, did you or your family
A use it during the tax year for personal purposes for more than the greater of: A B ” 14 days or “ 10% of the total days rented at B C fair rental value?
(See page E-3.) C Properties Totals
Income: (Add columns A, B, and C.)
A B C
3 Rents received 4 Royalties received 4 4 Gross Royalty Income Expenses: 5 Advertising 5 6 Auto and travel (see page E-4) 6 7 Cleaning and maintenance 7 8 Commissions 8 9 Insurance 9 10 Legal and other professional fees 10 11 Management fees 11
12 Mortgage interest paid to banks, etc. (see page E-4) 12 12
13 Other interest 13 14 Repairs 14 15 Supplies 15 Severance Tax 16 Taxes 16 17 Utilities 17
Administrative Expenses 18 Other (list)
18
19 Add lines 5 through 18 19 19 Depletion 20 Depreciation expense or depletion (see page E-4) 20 20
21 Total expenses. Add lines 19 and 20 21
22 Income or (loss) from rental real estate or royalty properties. Subtract line 21 from line 3 (rents) or line 4 (royalties). If the result is a (loss), see page E-5 to find out if you must file Form 6198 22
23 Deductible rental real estate loss. Caution. Your rental real estate loss on line 22 may be limited. See page E-5 to find out if you must file Form 8582. Real estate professionals must complete line
43 on page 223 ()) ( 24 Income. Add positive amounts shown on line 22. Do not include any losses 24 25 Losses. Add royalty losses from line 22 and rental real estate losses from line 23. Enter total losses here 25 ( )
26 Total rental real estate and royalty income or (loss). Combine lines 24 and 25. Enter the result here. If Parts II, III, IV, and line 40 on page 2 do not apply to you, also enter this amount on Form 1040, line 17, or Form 1040NR, line 18. Otherwise, include this amount in the total on line 41 on page 2 26
For Paperwork Reduction Act Notice, see page E-7 of the instructions. Cat. No. 11344L Schedule E (Form 1040) 2006

Schedules A&B (Form 1040) 2006 OMB No. 1545-0074 Page 2 Name(s) shown on Form 1040. Do not enter name and social security number if shown on other side. Your social security number
Attachment
Schedule B—Interest and Ordinary Dividends Sequence No. 08
Amount
Part I 1 List name of payer. If any interest is from a seller-financed mortgage and the buyer used the property as a personal residence, see page B-1 and list this Interest interest first. Also, show that buyer’s social security number and address
(See page B-1 and the instructions for
Interest Income Form 1040, line 8a.)
1
Note. If you received a Form 1099-INT, Form 1099-OID, or substitute statement from a brokerage firm, list the firm’s name as the payer and enter the total interest shown on that 2 Add the amounts on line 1 2 form. 3 Excludable interest on series EE and I U.S. savings bonds issued after 1989.
Attach Form 8815 3
4 Subtract line 3 from line 2. Enter the result here and on Form 1040, line 8a 4
Note. If line 4 is over $1,500, you must complete Part III. Amount
5 List name of payer
Part II Ordinary Dividends (See page B-1 and the instructions for Form 1040, line 9a.) Note. If you 5 received a Form 1099-DIV or substitute statement from a brokerage firm, list the firm’s name as the payer and enter the ordinary dividends shown on that form.
6 Add the amounts on line 5. Enter the total here and on Form 1040, line 9a 6 Note. If line 6 is over $1,500, you must complete Part III.
You must complete this part if you (a) had over $1,500 of taxable interest or ordinary dividends; or (b) had Yes No Part III a foreign account; or (c) received a distribution from, or were a grantor of, or a transferor to, a foreign trust.
Foreign 7a At any time during 2006, did you have an interest in or a signature or other authority over a financial Accounts account in a foreign country, such as a bank account, securities account, or other financial account? and Trusts See page B-2 for exceptions and filing requirements for Form TD F 90-22.1 b If “Yes,” enter the name of the foreign country (See page B-2.) 8 During 2006, did you receive a distribution from, or were you the grantor of, or transferor to, a foreign trust? If “Yes,” you may have to file Form 3520. See page B-2
For Paperwork Reduction Act Notice, see Form 1040 instructions. Schedule B (Form 1040) 2006

Sales of Business Property OMB No. 1545-0184
Form 4797 (Also Involuntary Conversions and Recapture Amounts Under Sections 179 and 280F(b)(2))
Department of the Treasury Attachment Internal Revenue Service (99) Attach to your tax return. See separate instructions. Sequence No. 27 Name(s) shown on return Identifying number
1 Enter the gross proceeds from sales or exchanges reported to you for 2006 on Form(s) 1099-B or 1099-S (or substitute statement) that you are including on line 2, 10, or 20 (see instructions) 1
Part I Sales or Exchanges of Property Used in a Trade or Business and Involuntary Conversions From Other
Than Casualty or Theft—Most Property Held More Than 1 Year (see instructions)
(e) Depreciation (f) Cost or other (g) Gain or (loss) (a) Description (b) Date acquired (c) Date sold (d) Gross allowed or basis, plus Subtract (f) from the of property (mo., day, yr.) (mo., day, yr.) sales price allowable since improvements and acquisition expense of sale sum of (d) and (e)
2
3 Gain, if any, from Form 4684, line 42 3 4 Section 1231 gain from installment sales from Form 6252, line 26 or 37 4 5 Section 1231 gain or (loss) from like-kind exchanges from Form 8824 5 6 Gain, if any, from line 32, from other than casualty or theft 6
7 Combine lines 2 through 6. Enter the gain or (loss) here and on the appropriate line as follows: 7 Partnerships (except electing large partnerships) and S corporations. Report the gain or (loss) following the instructions for Form 1065, Schedule K, line 10, or Form 1120S, Schedule K, line 9. Skip lines 8, 9, 11, and 12 below.
Individuals, partners, S corporation shareholders, and all others. If line 7 is zero or a loss, enter the amount from line 7 on line 11 below and skip lines 8 and 9. If line 7 is a gain and you did not have any prior year section 1231 losses, or they were recaptured in an earlier year, enter the gain from line 7 as a long-term capital gain on the Schedule D filed with your return and skip lines 8, 9, 11, and 12 below.
8 Nonrecaptured net section 1231 losses from prior years (see instructions) 8
9 Subtract line 8 from line 7. If zero or less, enter -0-. If line 9 is zero, enter the gain from line 7 on line 12 below. If line 9 is more than zero, enter the amount from line 8 on line 12 below and enter the gain from line 9 as a long-term capital gain on the Schedule D filed with your return (see instructions) 9
Part II Ordinary Gains and Losses (see instructions) 10 Ordinary gains and losses not included on lines 11 through 16 (include property held 1 year or less): 11 Loss, if any, from line 7 11 12 Gain, if any, from line 7 or amount from line 8, if applicable 12 13 Gain, if any, from line 31 13 14 Net gain or (loss) from Form 4684, lines 34 and 41a 14 15 Ordinary gain from installment sales from Form 6252, line 25 or 36 15 16 Ordinary gain or (loss) from like-kind exchanges from Form 8824 16 17 Combine lines 10 through 16 17
18 For all except individual returns, enter the amount from line 17 on the appropriate line of your return and skip lines a and b below. For individual returns, complete lines a and b below: a If the loss on line 11 includes a loss from Form 4684, line 38, column (b)(ii), enter that part of the loss here. Enter the part of the loss from income-producing property on Schedule A (Form 1040), line 27, and the part of the loss from property used as an employee on Schedule A (Form 1040), line 22. Identify as from “Form 4797, line 18a.” See instructions 18a b Redetermine the gain or (loss) on line 17 excluding the loss, if any, on line 18a. Enter here and on Form 1040, line 14 18b
For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 13086I Form 4797 (2006)

Form 4797 (2006) Page 2
Part III Gain From Disposition of Property Under Sections 1245, 1250, 1252, 1254, and 1255
(see instructions)
(b) Date acquired (c) Date sold
19 (a) Description of section 1245, 1250, 1252, 1254, or 1255 property: (mo., day, yr.) (mo., day, yr.)
A B C D
Gain or Loss on Units Sold These columns relate to the properties on lines 19A through 19D. Property A Property B Property C Property D
20 Gross sales price (Note: See line 1 before completing.) 20 21 Cost or other basis plus expense of sale 21 22 Depreciation (or depletion) allowed or allowable 22 23 Adjusted basis. Subtract line 22 from line 21 23 24 Total gain. Subtract line 23 from line 20 24
25 If section 1245 property: a Depreciation allowed or allowable from line 22 25a b Enter the smaller of line 24 or 25a 25b
26 If section 1250 property: If straight line depreciation was used, enter -0- on line 26g, except for a corporation subject to section 291. a Additional depreciation after 1975 (see instructions) 26a b Applicable percentage multiplied by the smaller of line 24 or line 26a (see instructions) 26b c Subtract line 26a from line 24. If residential rental property or line 24 is not more than line 26a, skip lines 26d and 26e 26c d Additional depreciation after 1969 and before 1976 26d e Enter the smaller of line 26c or 26d 26e f Section 291 amount (corporations only) 26f g Add lines 26b, 26e, and 26f 26g
27 If section 1252 property: Skip this section if you did not dispose of farmland or if this form is being completed for a partnership (other than an electing large partnership). a Soil, water, and land clearing expenses 27a b Line 27a multiplied by applicable percentage (see instructions) 27b c Enter the smaller of line 24 or 27b 27c
28 If section 1254 property: a Intangible drilling and development costs, expenditures for development of mines and other natural deposits, and mining exploration costs (see instructions) 28a b Enter the smaller of line 24 or 28a 28b
29 If section 1255 property: a Applicable percentage of payments excluded from income under section 126 (see instructions) 29a b Enter the smaller of line 24 or 29a (see instructions) 29b
Summary of Part III Gains. Complete property columns A through D through line 29b before going to line 30. 30 Total gains for all properties. Add property columns A through D, line 24 30 31 Add property columns A through D, lines 25b, 26g, 27c, 28b, and 29b. Enter here and on line 13 31
32 Subtract line 31 from line 30. Enter the portion from casualty or theft on Form 4684, line 36. Enter the portion from other than casualty or theft on Form 4797, line 6 32
Part IV Recapture Amounts Under Sections 179 and 280F(b)(2) When Business Use Drops to 50% or Less
(see instructions)
(a) Section (b) Section 179 280F(b)(2)
33 Section 179 expense deduction or depreciation allowable in prior years 33 34 Recomputed depreciation (see instructions) 34 35 Recapture amount. Subtract line 34 from line 33. See the instructions for where to report 35
Form 4797 (2006)

COMPREHENSIVE EXAMPLE 1
     The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 2006.
COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD
DATES IN 2006
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2006
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

Part I
INCOME AND EXPENSE

	A		B		C
			Income/Expense
			Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2006 Form 1040 (Note 3)
Gross Royalty Income	100	×	$4.733425	=	$473.34	Line 4, Part I, Schedule E

Severance Tax	100	×	$.376823	=	$37.68	Line 16, Part I, Schedule E

Interest Income	100	×	$.024294	=	$2.43	Line 1, Part I, Schedule B

Administrative Expense	100	×	$.144170	=	$14.42	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

		Cost Depletion				Appropriate 2006
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Note 5)		Purposes		Schedule III		2006 Cost Depletion**
$2,100.00	—	$2,003.39	=	$96.61	×	.097396	=	$9.41

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2006 Form 1040, line 20, Part 1, Schedule E (Note 3).
See Page 5 for Applicable Notes.
(SRT 2006 TAX)

COMPREHENSIVE EXAMPLE 2
     The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired in 1984 and disposed of during 2006.

Acquisition	Units	Original	Sales	Units	Sales
Date	Acquired	Basis	Date	Sold	Price
03-21-84	100	$2,100.00	04-2-06	100	$1,275.00
COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2006
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2006
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE
See Supplement to Tax Computation Worksheet on Page 30 For Further Explanation

	A		B		C
			Income/Expense Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2006 Form 1040 (Note 3)
Gross Royalty Income	100	×	$1.275300	=	$127.53	Line 4, Part I, Schedule E

Severance Tax	100	×	$.113230	=	$11.32	Line 16, Part I, Schedule E

Interest Income	100	×	$.005754	=	$.58	Line 1, Part I, Schedule B

Administrative Expense	100	×	$.036900	=	$3.69	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

		Cost Depletion				Appropriate 2006
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Note 5)		Purposes		Schedule III		2006 Cost Depletion**
$2,100.00	—	$2,003.39	=	$96.61	×	.022958	=	$2.22

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2006 Form 1040, line 20, Part 1, Schedule E (Note 3).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

					Where to Reflect on
Net Sales		Adjusted Basis		Gain	2006 Form 1040
Price		(Note 6)		(Loss)	(Note 3)
$1,275.00	—	$94.39	=	$1,180.61	Form 4797, Part III, Lines 19-24 and Schedule D

See Page 5 for Applicable Notes.
(SRT 2006 TAX)

COMPREHENSIVE EXAMPLE 2
(Continued)
SABINE ROYALTY TRUST
SUPPLEMENT TO TAX COMPUTATION WORKSHEET
2006
FOR UNITS HELD FOR ONLY PART OF THE YEAR
     This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 17, 2006 through December 15, 2006. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet—Part I (located on page 5), under the heading entitled “Income/Expense Per Unit from Appropriate Schedule(s)”. In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the supplemental schedules (pages 20-21) for the appropriate month during which the Units were owned on a Monthly Record Date. (See page 4 for a list of Monthly Record Dates.)

													Calculated
	MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE												Factor
	January	February	March	April	May	June	July	August	September	October	November	December	Per Unit*
Gross Royalty Income	.465933	.487983	.321384	—	—	—	—	—	—	—	—	—	1.275300

Severance Tax	.043348	.043371	.026511	—	—	—	—	—	—	—	—	—	.113230

Interest Income	.001814	.002118	.001822	—	—	—	—	—	—	—	—	—	.005754

Administrative Expense	.010206	.012419	.014275	—	—	—	—	—	—	—	—	—	.036900

*	This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 5.
(SRT 2006 TAX)

SABINE ROYALTY TRUST HISTORICAL TAX WORKSHEET

		WINDFALL		NET			MISC.	NET
	GROSS	PROFIT	SEVERANCE	ROYALTY	INTEREST	ADMIN.	INCOME/	CASH
	INCOME	TAX	TAX	PMTS	INCOME	EXPENSE	EXPENSE	DISTRIB
1983	2.721361	0.316613	0.155445	2.249303	0.019377	0.086800	0.000000	2.181880
1984	3.496106	0.323679	0.196022	2.976405	0.031846	0.155652	0.000000	2.852599
1985	2.853378	0.190767	0.171256	2.491355	0.021277	0.169099	-0.005487	2.338046
1986	1.807003	0.041149	0.114513	1.651341	0.012242	0.184580	0.005487	1.484490
1987	1.648950	0.000209	0.095558	1.553183	0.010601	0.127094	0.000000	1.436690
1988	1.556021	0.000077	0.101561	1.454383	0.010753	0.098526	0.000000	1.366610
1989	1.594196	0.000028	0.131330	1.462838	0.013627	0.096295	0.000000	1.380170
1990	1.748059	0.000000	0.155821	1.592238	0.014058	0.075026	0.000000	1.531270
1991	1.810596	0.000000	0.188955	1.621641	0.010622	0.084643	0.000000	1.547620
1992	1.556025	0.000000	0.132087	1.423938	0.005520	0.135228	0.000000	1.294230
1993	1.751674	0.000000	0.126197	1.625477	0.005316	0.169163	0.000000	1.461630
1994	1.422338	0.000000	0.094300	1.328038	0.005172	0.135390	0.000000	1.197820
1995	1.257833	0.000000	0.086219	1.171614	0.007424	0.151878	0.000000	1.027160
1996	1.650891	0.000000	0.102044	1.548847	0.009748	0.187465	0.000000	1.371130
1997	1.955335	0.000000	0.144324	1.811011	0.010812	0.177263	0.000000	1.644560
1998	1.937789	0.000000	0.123769	1.814020	0.011159	0.171521	0.000000	1.653658
1999	1.663391	0.000000	0.115700	1.547691	0.008112	0.148838	0.000000	1.406965
2000	2.586743	0.000000	0.157354	2.429389	0.016044	0.170794	0.000000	2.274639
2001	3.240755	0.000000	0.210965	3.029790	0.014627	0.183788	0.000000	2.860629
2002	2.175093	0.000000	0.125845	2.049248	0.003150	0.173568	0.000000	1.878830
2003	2.930078	0.000000	0.214244	2.715834	0.003272	0.196541	0.000000	2.522565
2004	3.277066	0.000000	0.271605	3.005461	0.003421	0.222941	0.000000	2.785941
2005	3.874801	0.000000	0.304563	3.570238	0.011804	0.150250	0.000000	3.431792
2006	4.733425	0.000000	0.376823	4.356602	0.024294	0.144170	0.000000	4.236726
(SRT 2006 TAX)

SABINE ROYALTY TRUST
DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE
OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST
     The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, “active,” “portfolio” or “passive”, based upon the nature of the activity and the involvement of the taxpayer in such activity. Since the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio income and as such can be reported as directed on the tax computation worksheet (page 5). However, under certain limited circumstances a different tax classification may be appropriate. Accordingly Unit holders should consult their own tax advisor regarding all tax compliance matters related to the Units.
Tax Background Information
     Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the “Ruling”), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for Federal income tax purposes as a “grantor trust” and not as an association taxable as a corporation. A grantor trust is not subject to Federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust’s income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust’s income and/or deductions.
     The income received or accrued and the deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust, which is on each Monthly Record Date. On the basis of both the Trust Agreement and the escrow agreement (discussed below), both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on the Monthly Record Dates.
Effect of Escrow Arrangement
     The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the “Properties”), which constitute economic interests in gross production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine’s working interests in effecting the distribution. In order to facilitate creation of the Trust and avoid the administrative expense and inconvenience of daily reporting to Unit holders, the conveyances by Sabine of the Properties located in all states except Louisiana provided for the execution of an escrow agreement by Sabine. The Trustee now serves as escrow agent. The conveyances by Sabine of the Properties located in Louisiana provided for the execution of a substantially identical escrow agreement by Sabine. Sabine Louisiana Royalty Trust, the sole beneficiary of which is the Trust, was established in order to avoid uncertainty under Louisiana law as to the legality of the Trustee’s holding record title to the Properties located in Louisiana.
     Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agent and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agent has agreed to endeavor to assure that it incurs and pays expenses
(SRT 2006 TAX)

for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and that expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is respected for Federal income tax purposes and the Trustee, as escrow agent, is able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.
     If the escrow arrangement is not respected for Federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon, and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.
Depletion
Cost Depletion
     Pursuant to the Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. A Unit holder’s cost depletion deduction is computed by reference to the Unit holder’s adjusted basis in each of his Units.
     The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder’s tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder’s cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine’s tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the appropriate factor reported herein. The factors are derived by dividing total estimated equivalent units of production (barrels of oil and MCF’s of gas) expected to be recovered from the property as of the beginning of the taxable year by the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.
Percentage Depletion
     The Revenue Reconciliation Act of 1990 repealed the rules denying percentage depletion to a transferee of a proven oil or gas property for transfers after October 11, 1990. Since substantially all of the properties were “proven properties” on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders who became Unit holders prior to October 12, 1990.
     A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. However, since cost depletion exceeds any otherwise allocable percentage depletion, percentage depletion factors have not been presented by reference to the number of units a Unit holder owns. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for applicable transfers occurring after October 11, 1990.
(SRT 2006 TAX)

Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This 30 percent tax applies to U.S. source income that is not effectively connected with a U.S. trade or business. Different tax rates and rules apply to income effectively connected with a U.S. trade or business and those rules are not discussed herein. The 30 percent tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 2006 should have received a Form 1042-S from the Trust. The Form 1042-S will reflect the total Federal income tax withheld from distributions. To avoid double inclusion, the amount reported on the Form 1042-S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1042-S, should be considered as a credit by the Unit holder in computing any Federal income tax liability.
     A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. As discussed above, different tax rates and rules apply to Foreign Taxpayers with income effectively connected with a U.S. trade or business and those rules are not discussed in detail herein. The income attributable to the Properties is considered as income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such income, but must file a United States income tax return to claim such deductions. In the case of a Foreign Taxpayer that is a foreign corporation, a “branch profits tax” may be imposed at a 30 percent rate, or a lower rate under an applicable treaty. This election, once made, is generally irrevocable unless an application for revocation is approved by the Internal Revenue Service or an applicable treaty allows the election to be made periodically.
     Pursuant to the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), a foreign taxpayer is subject to U.S. income tax with respect to the sale, transfer, or disposition of a United States real property interest. FIRPTA generally treats interests in trusts owning United States real property as United States real property interests. However, Foreign Taxpayers investing in the Trust are not considered to hold U.S. real property interests with respect to the Units since publicly traded, unless such Foreign Taxpayers own a greater than 5% interest in the Trust.
     If the FIRPTA provisions apply, as described in the preceding paragraph, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange or other disposition of a Unit; however, no such withholding is required where, as here, the Units in the Trust are publicly traded, unless the exception applies. In addition, distributions, if any, that represent the Foreign Taxpayer’s allocable share of gain realized upon the sale, exchange or other disposition of a United States real property interest by the Trust, will generally be subject to withholding tax at a 35% rate. As above, the Federal income tax withheld under FIRPTA should be considered a credit by the Foreign Taxpayer in computing any Federal income tax liabilities.
     In order to avoid withholding under FIRPTA, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption certificate certifying why such withholding is not required.
     Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.
(SRT 2006 TAX)

Sale or Exchange of Units
     Generally, a Unit holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit. Trust income allocable to such Unit to the date of sale is taxable to the selling Unit holder. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For Federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date.
     Gain or loss on the sale of Units by a Unit holder who is not a dealer with respect to such Units and who has a holding period for the Units of more than one year will be treated as long-term capital gain or loss except to the extent of the depletion recapture amount. For Federal income tax purposes, the sale of a Unit will be treated as a sale by a Unit holder of his interest in a royalty interest. Thus, upon the sale of the Units, a Unit holder must treat as ordinary income his depletion recapture amount. Such amount equals the lesser of (1) the gain on such sale attributable to the disposition of the royalty interest, or (2) the sum of the prior depletion deductions taken with respect to the royalty interests (but not in excess of the initial basis of such Units allocated to the royalty interests).
Backup Withholding
     A payer is required under specified circumstances to withhold tax at the rate of 28% on “reportable interest or dividend payments” and “other reportable payments” (including certain oil and gas royalty payments). Generally, this “backup withholding” is required on payments if the payee has failed to furnish the payer a taxpayer identification number or if the payer is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.
     Amounts withheld by payers pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee’s Federal income tax liability. If the payee does not incur a Federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.
Substantial Understatement Penalty
     Section 6662 of the Internal Revenue Code imposes a penalty in certain circumstances for a substantial understatement of taxes if a taxpayer’s tax liability is understated by more than the greater of (a) 10 percent of the taxes required to be shown on the return or (b) $5,000. For most corporations, there is a substantial underpayment when the understatement exceeds the lesser of (a) 10 percent of the tax required to be shown on the return (or, if greater, $10,000) or (b) $10,000,000. The penalty (which is not deductible) is 20 percent of the understatement. No assurance is given either by the Trustee or counsel to the Trustee as to the possible application of this penalty or other penalties, in part because such application depends largely upon the individual circumstances under which such Units were acquired. As a result, purchasers of Units after the Public Offering should consult their personal tax advisers.
State Income Tax
     Unit holders may be required to file state income tax returns and may be liable for state income tax as a result of their ownership of Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is being presented in a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state income tax filing requirements in those states imposing a state income tax. The laws pertaining to
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income tax in any given state may vary from those of another state and from those applicable to Federal income tax. Accordingly, Unit holders should to consult their own tax advisors concerning state income tax compliance matters relating to ownership of Units.
     The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state income tax imposed on the Unit holders’ income from the Trust. Failure by Unit holders to report their state tax liability properly could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to review carefully the various filing requirements of the states listed below in order to determine if a current or prior year state income tax liability exists as a result of the ownership of Units in the Trust.
     The State of Texas does not impose an individual income tax; therefore, no part of the income attributable to the Trust will be subject to state income tax in Texas. However, corporations (and limited liability companies regardless of how taxed for Federal income tax purposes) doing business in Texas are subject to the Texas franchise tax for tax years through 2006. Beginning with tax year 2007 (and earlier for certain fiscal year taxpayers), the new Texas margin tax applies to almost all entities with liability protection (including trusts, as discussed more fully below). The state of Florida imposes an income tax on resident and nonresident corporations but not individuals. Each of the other states in which the Properties are located imposes an income tax applicable to both resident and nonresident individuals and corporations. Generally, the state income tax in these states is computed as a percentage of taxable income attributable to the particular state. Even though there are variances from state to state, taxable income for state purposes is often computed in a manner similar to the computation of taxable income for Federal income tax purposes.
     All states have not adopted Federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion generally is allowed by those states indicated above (Unit holders should note that a special depletion rule applies in Oklahoma). Included previously within this booklet is information to assist you in determining the respective allowable cost depletion deductions by state.
Texas Margin Tax
     In May 2006, the State of Texas passed legislation to implement a new margin tax at a rate of 1% to be imposed on gross revenues less certain decductions, as specifically set forth in the new legislation. The new Texas margin tax is a significant change in the Teas tax law as it substantially broadens the types of entities subject to tax. The effective date of the new legislation is January 1, 2008, but the tax generally will be imposed on revenues generated in 2007 and thereafter (earlier for certain fiscal year taxpayers). Entities subject to tax generally include all entities with liability protection, including trusts unless otherwise exempt, and most other types of entities. Trusts that meet certain statutory requirements are generally exempt from the margin tax as “passive entities.” Although the income of the Trust is passive as it consists primarily of royalty income from the sale of crude oil and natural gas, there is currently no clear authority that the Trust satisfies all the margin tax statutory requirements for the exemption for passive entities to apply. Therefore, pending additional legislative action in the 2007 Texas legislative session or the issuance of applicable administrative rules promulgated by the Texas Comptroller, it is uncertain whether the Trust would be exempt from the margin tax as a passive entity or subject to the margin tax at the Trust level. Approximately 65% of the Trust’s royalty income is generated in Texas.
     If the Trust is exempt from the margin tax at the Trust level as a passive entity, each Unit holder that is a taxable entity would generally include its share of the Trust’s revenues in its margin tax computation. If, however, the margin tax is imposed on the Trust at the Trust level, each Unit holder that is a taxable entity would generally exclude its share of the Trust’s revenues from its margin tax calculation.
     Unit holders should consult their own tax advisors concerning the type of state income tax returns that may be required and their applicable due dates.
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     Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

Florida		Florida Department of Revenue
5050 W. Tennessee Street
Tallahassee, Florida 32399-0100
(850) 488-6800
www.myflorida.com/dor/taxes
New Mexico	Individuals:	State of New Mexico
Taxation and Revenue Department
1100 Saint Francis Drive
P.O. Box 630
Santa Fe, New Mexico 87504-0630
(505) 827-0700, (505) 827-0822
www.state.nm.us/tax
	Corporations:	New Mexico Taxation and Revenue Department
Attention: Corporate Income and Franchise Tax
P.O Box 25127
Santa Fe, New Mexico 87504-5127
(505) 827-0825
www.state.nm.us/tax
Mississippi		Mississippi State Tax Commission
Bureau of Revenue
P.O. Box 1033
Jackson, Mississippi 39215-1033
(601) 923-7000
www.mstc.state.ms.us
Louisiana	Individuals:	Department of Revenue and Taxation
State of Louisiana
P.O Box 201
Baton Rouge, Louisiana 70821
(225) 219-0102
www.rev.state.la.us
	Corporations:	Secretary of Revenue and Taxation
State of Louisiana
P.O. Box 201
Baton Rouge, Louisiana 70821
(225) 219-0067
www.rev.state.la.us
Oklahoma	Individuals:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, OK 73126-0800
(405) 521-3160
www.oktax.state.ok.us
	Corporations:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, Oklahoma 73126-0800
(405) 521-3126
www.oktax.state.ok.us
Texas		Texas Comptroller of Public Accounts
P.O. Box 13528, Capitol Station
Austin, Texas 78711-3528
(800) 252-5555
www.window.state.tx.us
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TAX INFORMATION
2006
Sabine Royalty Trust
P.O. Box 830650
Dallas, Texas 75283-0650
Bank of America, N.A., Trustee
1-800-365-6541
fax 214-209-2431
www.sbr-sabineroyalty.com